POWER OF ATTORNEY

 Effective August 15, 2005, I, Jerry E. Sheridan, hereby authorize and designate each of
Robert H. Knauss (Vice President, General Counsel and Secretary of AmeriGas Propane, Inc.),
Margaret M. Calabrese (Assistant Secretary of AmeriGas Propane, Inc.), and Linda G. Brennan
(Senior Paralegal), all of whom may act individually, to execute, acknowledge and file in my name and as my attorney-in-fact Form 3 - Initial Statement of Beneficial Ownership, Form 4 - Statements
of Changes in Beneficial Ownership, and Form 5 - Annual Statements of Changes in Beneficial
Ownership, or any successor reporting forms, with the United States Securities and Exchange
Commission (the "SEC") for the purpose of complying with Section 16(a) of the Securities
Exchange Act of 1934 and the rules, regulations and SEC interpretations thereunder ("Section 16")
with respect to my position with AmeriGas Propane, Inc. and its affiliates.  The duration of this authorization shall be coextensive with my reporting obligations as a present or former officer of
AmeriGas Propane, Inc. and its affiliates under Section 16.

Dated:  July 18, 2005
    Jerry E. Sheridan

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